N E W S   R E L E A S E

TALISMAN ENERGY INC.

CONFERENCE CALL

CALGARY, Alberta – July 24, 2003 – Talisman Energy Inc. has scheduled a telephone conference call for investors and analysts on Wednesday, July 30, 2003 at 11:00 a.m. MDT (1:00 p.m. EDT) to discuss Talisman’s second quarter results.  Participants will include Dr. Jim Buckee, President and Chief Executive Officer and members of senior management.  Talisman expects to release its second quarter financial and operating results before markets open on Wednesday, July 30, 2003.

To participate in the conference, please contact the Talisman Energy Conference Operator at 10:50 a.m. (MDT), 10 minutes prior to the conference call.

Conference Operator Dial in Numbers:

1-800-814-4853 (North America)

or

1-416-640-1907 (Local Toronto & International)

A replay of the conference will be available at approximately 2:00 p.m. (MDT) on Wednesday July 30, 2003 until 9:59 p.m. (MDT), Wednesday, August 6, 2003.  If you wish to access this replay, please call:

1-877-289-8525 (North America) passcode  21009715#

or

1-416-640-1917 (Local Toronto & International) passcode  21009715#

Live Internet Audio Broadcast

The conference call will also be broadcast live on the Internet and can be accessed directly by going to the Talisman website (www.talisman-energy.com) and following the links from the Home page.  Alternatively, you can point your browser to http://events.jetstreammedia.com/main.cfm?castis=495.

A copy of the broadcast will be made available for replay until end of business on August 6, 2002.

~~  This release is available on Talisman’s Internet Web Site:  WWW.TALISMAN-ENERGY.COM  ~~

Talisman Energy Inc. is a large, independent oil and gas producer, with operations in Canada and, through its subsidiaries, the North Sea, Indonesia, Malaysia, Vietnam, Algeria and the United States.  Talisman's subsidiaries also conduct business in Trinidad, Colombia and Qatar.  Talisman has adopted the International Code of Ethics for Canadian Business and is committed to maintaining high standards of excellence in corporate citizenship and social responsibility wherever its business is conducted.  Talisman's shares are listed on Toronto Stock Exchange in Canada and New York Stock Exchange in the United States under the symbol TLM.

For further information, please contact:

David Mann, Senior Manager, Investor Relations &

  Corporate Communications

Phone:

403-237-1196

Fax:

403-237-1210

E-mail:

tlm@talisman-energy.com

16/2003

~~  This release is available on Talisman’s Internet Web Site:  WWW.TALISMAN-ENERGY.COM  ~~